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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement on Form S-1 of Einstein Bros. Bagels, Inc. of our report dated May 7, 1996 on the consolidated financial statements of Noah's New York Bagels, Inc. appearing in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Francisco, California
May 29, 1996